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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE


       SERVICEWARE COMPLETES DIVESTITURE OF CONTENT DIVISION, RIGHTANSWERS


OAKMONT, PA - July 31, 2001 - ServiceWare Technologies, Inc. (Nasdaq: SVCW), a leading provider of intelligent service applications, today announced the completion of the previously announced divestiture of the company's content division, RightAnswers, to a new company led by departing ServiceWare executive Mark Finkel. The new company, RightAnswers LLC, will continue to support the long-standing relationships with ServiceWare's content customers and partners. Included in the transaction, ServiceWare and RightAnswers LLC have formalized distribution and reseller agreements.

"This transaction is a clear win for the customers of both ServiceWare and RightAnswers," said Mark Tapling, president and CEO of ServiceWare. "ServiceWare will now be completely focused on the growth of our eService software business. Additionally, RightAnswers customers will continue to realize the benefits of real-time technical support knowledge."

"I am excited to build on the legacy of ServiceWare's knowledge content division, and look forward to our close-working partnership with ServiceWare to support and service our joint customers," said Mark Finkel, CEO of RightAnswers LLC. "Market research firm IDC predicts that spending on Internet support portals will approach $4.1 billion in 2004, and immediate access to a source of trusted and proven solutions is one of the most important factors in effective online support. I'm confident the RightAnswers solution will continue to be a trusted IT resource for organizations of all sizes and across many industries."

RightAnswers LLC will be headquartered in Oakmont, PA. All employees of ServiceWare's RightAnswers division will remain with the new organization.



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ABOUT RIGHTANSWERS LLC
RightAnswers provides a subscription-based service that enables users from organizations of any size to access a continuously updated database of hundreds of thousands of trusted problem-solution pairs to solve their technical support problems. Customers can simply go to www.rightanswers.com, type a natural language query and receive back a single, unified list of probable answers. In addition to RightAnswers' own real-world knowledge content, the service offers licensed knowledge bases from leading technology companies including Microsoft, Novell and 3COM. RightAnswers knowledge engineers update the service continuously, providing users with immediate access to the latest problem fixes, bug reports, and other critical data.

ABOUT SERVICEWARE
ServiceWare is a leading provider of Intelligent Service Applications, which enable organizations to win on service in the incredibly competitive world of eBusiness. Based on ServiceWare's robust knowledge base and MindSync (formerly Cognitive Processor(TM)), a patented, self-learning technology, eService Suite(TM) enables businesses to develop and manage a repository of knowledge to effectively answer inquiries from customers, partners and employees. ServiceWare customers represent a cross-section of industry leaders in the financial services, technology, manufacturing, healthcare, telecommunications, education and government sectors. More than 200 leading organizations have implemented ServiceWare eService solutions including H&R Block, Pfizer, Marriott International, Northeast Utilities, Fleet Services, Stream International, Qualcomm, Marconi and Sage Software. ServiceWare is the recipient of the prestigious CRM Excellence Award 2000, as well as the Software Support Professionals Association (SSPA) WebStar Service Award 2000. ServiceWare was also named one of the "Top 100 Companies to Watch" by KM Magazine. Learn more today by visiting ServiceWare's Web site at www.serviceware.com or call 800-572-5748.

eService Suite and Cognitive Processor are trademarks of ServiceWare Technologies, Inc. All other trademarks are properties of their respective owners.

Statements in this press release that are not historical facts, including those statements that refer to ServiceWare's plans, prospects, expectations, strategies, intentions, hopes and beliefs, are forward-looking statements. These forward-looking statements are based on information available to ServiceWare today, and ServiceWare assumes no obligation to update these statements as circumstances change. There are risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including, without limitation, risks related to ServiceWare's eService software strategy, fluctuations in customer demand, use of the Web as a delivery vehicle for customer support solutions, risks resulting from new product introductions and customer acceptance of new products, rapid technological change, risks associated with competition, continued growth in the use of the Internet, ServiceWare's ability to retain and increase revenue from existing customers and to execute agreements with new


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customers, and ServiceWare's ability to attract and retain qualified personnel.
Risk factors are described in more detail in ServiceWare's filings with the Securities and Exchange Commission.

                                       ###

MEDIA CONTACT:
Jessica Jordan                                    Katey Stewart
ServiceWare                                       Horn Group, Inc.
(412) 826-1014 x 1413                             (415) 905-4019
jjordan@serviceware.com                           kstewart@horngroup.com


INVESTOR CONTACT:
Scott Wilson
Horn Group, Inc.
(415) 905-4059
swilson@horngroup.com